Exhibit 99.1

RITHM CAPITAL CORP. AND GREAT AJAX CORP. ANNOUNCE A STRATEGIC TRANSACTION

New York – February 26, 2024 – Rithm Capital Corp. (NYSE: RITM; “Rithm”), a global asset manager focused on real estate, credit and financial services, and Great Ajax Corp. (NYSE: AJX; “Great Ajax”), a real estate investment trust, announced today that they have entered into a strategic transaction.

As part of the strategic transaction, Great Ajax has entered into a one-year term loan agreement with a subsidiary of Rithm for up to $70 million. Great Ajax plans to use borrowings under the term loan, as well as cash on hand and cash from loan sales, to repay its outstanding convertible notes.

In connection with the loan agreement, Great Ajax issued a termination notice to its external manager, Thetis Asset Management LLC (the “Manager”). Subject to the receipt of shareholder approval, Great Ajax will enter into a management agreement with an affiliate of Rithm to serve as its external manager. The transaction will enable Great Ajax to shift its strategic direction and capitalize on commercial real estate investment opportunities.

“We are excited to grow our asset management platform through this strategic transaction with Great Ajax, which represents another step forward in our evolution as a global alternative asset manager,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of Rithm. “We believe Great Ajax will be well-positioned to execute on a commercial real estate-focused strategy and generate significant value for shareholders.”

“We are pleased Great Ajax’s stockholders will have the opportunity to benefit from the experience and track record of the Rithm team going forward,” said Lawrence Mendelsohn, Chairman and Chief Executive Officer of Great Ajax. “We look forward to working closely with Rithm to complete the transaction promptly and reposition Great Ajax to execute on unique investment opportunities in a dynamic commercial real estate market.”

Additional Transaction Details

In connection with the execution of the term loan agreement, Great Ajax will issue five-year warrants to Rithm, based on amounts drawn under the loan facility (subject to a specified minimum), exercisable for shares of Great Ajax’s common stock.

Great Ajax and Rithm have also entered into a securities purchase agreement, pursuant to which Great Ajax will issue Rithm $14 million in Great Ajax common stock. The closing of the purchase, as well as other aspects of the strategic transaction, are subject to Great Ajax stockholder approval.

Great Ajax plans to seek stockholder approval of the transaction at an annual and special meeting of the stockholders of Great Ajax. Great Ajax has entered into support and exchange agreements with certain institutional stockholders, pursuant to which shares of Great Ajax preferred stock and shares underlying the warrants will be exchanged for shares of common stock and such stockholders have agreed to support the strategic transactions. After giving effect to the exchange, stockholders representing more than 40% of the shares of Great Ajax’s common stock will have entered into support agreements.

For more information about this transaction, please see Great Ajax’s Current Report on Form 8-K, accessible on Great Ajax’s website.

Advisors

Citi is acting as the exclusive financial advisor to Rithm and Sidley Austin LLP is serving as legal counsel to Rithm. Piper Sandler & Co. is acting as exclusive financial advisor to Great Ajax and Mayer Brown LLP is acting as legal advisor to Great Ajax. BTIG, LLC is acting as exclusive financial advisor to the special committee of the Great Ajax board of directors and Sheppard Mullin LLP is acting as legal advisor to the special committee of the Great Ajax board of directors.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of obtaining approval of the stockholders of Great Ajax of the proposed transactions (the “Stockholder Approval”). In connection with obtaining the Stockholder Approval, Great Ajax will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, GREAT AJAX’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED THE SEC IN CONNECTION WITH THE STOCKHOLDER APPROVAL OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

Great Ajax and its executive officers, directors, other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Great Ajax’s stockholder with respect to the proposed transaction. Information regarding the executive officers and directors of Great Ajax is set forth in its definitive proxy statement for its 2023 annual meeting filed with the SEC on April 21, 2023, as amended. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may,” “seek” or similar expressions or their negative forms. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Rithm and Great Ajax do not assume any duty or obligation (and do not undertake) to update or supplement any forward-looking statements. Because forward-looking statements are, by their nature, to different degrees, uncertain and subject to numerous assumptions, risks and uncertainties, actual results or future events, circumstances or developments could differ, possibly materially, from those that Rithm and Great Ajax anticipated in its forward-looking statements, and future results and performance could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in the section entitled “Risk Factors” in Rithm and Great Ajax’s most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, and other reports filed by Rithm and Great Ajax with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The list of factors presented here is not, and should not be, considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

About Rithm Capital Corp.

Rithm Capital (NYSE: RITM) is a global asset manager focused on real estate, credit and financial services. Rithm makes direct investments and operates several wholly-owned operating businesses. Rithm’s businesses include Sculptor Capital Management, Inc., an alternative asset manager, as well as Newrez LLC and Genesis Capital LLC, leading mortgage origination and servicing platforms. Rithm seeks to generate attractive risk-adjusted returns across market cycles and interest rate environments. Since inception in 2013, Rithm has delivered approximately $5.0 billion in dividends to shareholders. Rithm is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

About Great Ajax Corp.

Great Ajax (NYSE: AJX) is a real estate investment trust that focuses primarily on acquiring, investing in and managing re-performing loans (“RPLs”) and non-performing loans (“NPLs”) secured by single-family residences and commercial properties. In addition to its continued focus on RPLs and NPLs, it also originates and acquires small balance commercial mortgage loans secured by multi-family retail/residential and mixed-use properties. Great Ajax is externally managed by Thetis Asset Management LLC, an affiliated entity. Great Ajax’s mortgage loans and other real estate assets are serviced by Gregory Funding LLC, an affiliated entity.

Rithm

Investor Relations

(212) 850-7770

ir@rithmcap.com

Media

Jon Keehner / Sarah Salky / Erik Carlson

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

ritm-jf@joelefrank.com

Great Ajax

Mary Doyle

Chief Financial Officer

(503) 444-4224

mary.doyle@great-ajax.com